Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

SECOND QUARTER OF FISCAL 2020 AND PROVIDES BUSINESS UPDATE

CALABASAS HILLS, Calif., – July 29, 2020 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the second quarter of fiscal 2020, which ended on June 30, 2020.

Total revenues were $295.9 million in the second quarter of fiscal 2020 compared to $602.6 million in the second quarter of fiscal 2019. Net loss and diluted net loss per share were $56.5 million and $1.61, respectively, in the second quarter of fiscal 2020 reflecting the impact of COVID-19. The results in this press release include the acquisition of North Italia and the remaining business of Fox Restaurant Concepts LLC (“FRC”) on October 2, 2019.

The Company recorded pre-tax COVID-19 related charges of $11.7 million, including healthcare benefits and other expenses associated with the Company’s furloughed staff members. Excluding the after-tax impact of this and certain other items, and reflecting the potential impact of the conversion of the Company’s convertible preferred stock into common stock, adjusted net loss and adjusted if-converted net loss per share for the second quarter of fiscal 2020 were $46.0 million and $0.87, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants decreased 56.9% in the second quarter of fiscal 2020, reflecting the impact of COVID-19.

The Company began to reopen dining rooms across its concepts the second week of May. As of today, approximately 71% of the Company’s restaurants across its concepts, including 146 Cheesecake Factory locations, are operating with reopened indoor dining rooms with limited capacity in accordance with local mandates. Approximately 16% of the Company’s restaurants across its concepts, including 36 Cheesecake Factory locations, are operating with reopened patios with social distancing in accordance with California, Florida and New Mexico dining restrictions. Currently, 22 Cheesecake Factory locations are operating an off-premise only model and 16 locations across the Company’s concepts, including one Cheesecake Factory restaurant, are currently closed.

The Cheesecake Factory restaurants with reopened indoor dining rooms have recaptured, on average quarter-to-date, nearly 80% of prior year sales levels, reflecting continued strength in off-premise sales. For The Cheesecake Factory restaurants that are continuing to operate an off-premise only model at present, current weekly off-premise sales would equate to approximately $4.2 million per unit on an annualized basis, on average. In aggregate, across restaurant operating models, fiscal third quarter to-date through July 26, 2020 comparable sales at The Cheesecake Factory restaurants are down approximately 32%.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

“Our operators have done an extraordinary job navigating the myriad of evolving regulations to provide our guests delicious, memorable experiences whether in our restaurants or the comfort of their own homes,” said David Overton, Chairman and Chief Executive Officer. “With the reopening of many of our dining rooms, we have also importantly been able to bring a number of our staff members back to work. We have taken a deliberate approach in our reopening strategy as the health and safety of our team and guests remain our top priority.”

Overton continued, “We have seen very strong pent-up demand when Cheesecake Factory locations reopen on-premise dining. Our large restaurant footprints and flexible seating layouts are enabling us to capture meaningful sales levels despite capacity restrictions. At the same time, we continue to see strength in the off-premise channel at both reopened restaurants and those continuing to operate an off-premise only model. We have managed the business well in this dynamic environment, with strength across our restaurant-level key performance indicators, including food efficiency, labor productivity and controllable profit. This enabled us to exit the second quarter in a solid financial position, with a strong cash balance. Looking ahead, we believe we will continue to be able to effectively manage through and ultimately emerge from this crisis in a strong position as we have proven in prior cycles.”

Development

No new restaurants were opened by the Company or its international licensee partners during the second quarter of fiscal 2020. The Company currently has eight locations under development across its concepts and is monitoring operating conditions in their respective markets to determine when to move forward with these new unit openings.

Balance Sheet

As of June 30, 2020, cash and cash equivalents totaled $250.2 million and total debt was $376 million.

The Company has paid a substantial majority of its rent payments through July after giving effect to various abatement and deferral structures in place for certain lease agreements.

During the second quarter of fiscal 2020, the Company issued 3,694 shares of Preferred Stock to satisfy a payment-in-kind dividend of $18.47 per share.

Conference Call and Webcast

The Company will hold a conference call to review its results for the second quarter of fiscal 2020 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through August 28, 2020.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 293 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within the Fox Restaurant Concepts subsidiary. Internationally, 26 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2020, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the seventh consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com and www.foxrc.com.

From FORTUNE. ©2020 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding third quarter to-date comparable restaurant sales, continued strength in off-premise sales, annualized off-premise sales per unit, the Company’s ability to capture meaningful sales levels in spite of capacity restrictions and the Company’s ability to emerge from the COVID-19 crisis. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: the rapidly evolving nature of the COVID-19 outbreak and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; economic, public health and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including laws and regulations related to COVID-19 impacting restaurant operations and customer access to off- and on-premise dining; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; unanticipated costs that may arise due to a return to normal course of business including potential negative impacts from furlough actions; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; compliance with debt covenants; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated
Condensed Consolidated Financial Statements
(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		26 Weeks Ended		26 Weeks Ended
Consolidated Statements of Income	June 30, 2020(1)		July 2, 2019		June 30, 2020(1)		July 2, 2019
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$295,851	100.0%	$602,645	100.0%	$910,957	100.0%	$1,202,126	100.0%
Costs and expenses:
Cost of sales	72,139	24.4%	134,438	22.3%	213,044	23.4%	270,625	22.5%
Labor expenses	122,812	41.5%	217,921	36.2%	359,794	39.5%	435,231	36.2%
Other operating costs and expenses	121,675	41.1%	149,106	24.7%	289,645	31.8%	302,327	25.1%
General and administrative expenses	35,712	12.1%	37,247	6.2%	79,672	8.7%	76,370	6.4%
Depreciation and amortization expenses	22,590	7.6%	21,659	3.5%	46,152	5.1%	43,021	3.6%
Impairment of assets and lease terminations(2)	2,433	0.8%	-	0.0%	194,329	21.3%	-	0.0%
Acquisition-related costs	1,068	0.4%	-	0.0%	2,304	0.3%	-	0.0%
Acquisition-related contingent consideration, compensation and amortization expenses	(965)	(0.3)%	-	0.0%	(5,431)	(0.6)%	-	0.0%
Preopening costs	2,097	0.7%	2,175	0.4%	5,216	0.6%	4,305	0.4%
Total costs and expenses	379,561	128.3%	562,546	93.3%	1,184,725	130.1%	1,131,879	94.2%
(Loss)/income from operations	(83,710)	(28.3)%	40,099	6.7%	(273,768)	(30.1)%	70,247	5.8%
Loss on investment in unconsolidated affiliates	-	0.0%	(1,644)	(0.3)%	-	0.0%	(3,094)	(0.2)%
Interest and other (expense)/income, net	(2,566)	(0.9)%	(25)	(0.0)%	(4,084)	(0.4)%	(23)	(0.0)%
(Loss)/income before income taxes	(86,276)	(29.2)%	38,430	6.4%	(277,852)	(30.5)%	67,130	5.6%
Income tax (benefit)/provision	(29,737)	(10.1)%	2,920	0.5%	(85,150)	(9.3)%	4,636	0.4%
Net (loss)/income	$(56,539)	(19.1)%	$35,510	5.9%	$(192,702)	(21.2)%	$62,494	5.2%

Basic net (loss)/income per share	$(1.61)		$0.80		$(4.72)		$1.41
Basic weighted average shares outstanding	43,874		44,165		43,824		44,210

Diluted net (loss)/income per share	$(1.61)		$0.79		$(4.72)		$1.39
Diluted weighted average shares outstanding	43,874		44,786		43,824		44,871

(1) Results include the acquisition of North Italia and the remaining business of Fox Restaurant Concepts LLC (“FRC”) on October 2, 2019.

(2) Includes $2.4 million of impairment of assets and lease terminations expense in the thirteen weeks and twenty-six weeks ended June 30, 2020 related to a lease termination for one The Cheesecake Factory restaurant, which closed in July 2020, and $191.9 million in the twenty-six weeks ended June 30, 2020 related to impairment of goodwill, trade names, trademarks and licensing agreements associated with the North Italia and FRC acquisition, as well as impairment of long-lived assets for one The Cheesecake Factory, one North Italia, two Other FRC and four Other restaurants.

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
Net (Loss)/Income Per Share	June 30, 2020	July 2, 2019	June 30, 2020	July 2, 2019
	(In thousands, except per share data)
Basic net (loss)/income per common share:
Net (loss)/income	$(56,539)	$35,510	$(192,702)	$62,494
Dividends on preferred stock	(3,694)	-	(3,694)	-
Direct and incremental preferred stock issuance costs	(10,257)	-	(10,257)	-
Net (loss)/income available to common stockholders	(70,490)	35,510	(206,653)	62,494
Basic weighted-average shares outstanding	43,874	44,165	43,824	44,210
Basic net (loss)/income per common share	$(1.61)	$0.80	$(4.72)	$1.41

Diluted net (loss)/income per common share:
Net (loss)/income available to common stockholders	(70,490)	35,510	(206,653)	62,494
Basic weighted-average shares outstanding	43,874	44,165	43,824	44,210
Dilutive effect of equity awards (1)	-	621	0	661
Diluted weighted-average shares outstanding	43,874	44,786	43,824	44,871
Diluted net (loss)/income per common share	$(1.61)	$0.79	$(4.72)	$1.39

(1) Shares of common stock equivalents of 3.9 million and 2.0 million as of June 30, 2020 and July 2, 2019, respectively, were excluded from the diluted calculation due to their anti-dilutive effect.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
Selected Segment Information	June 30, 2020	July 2, 2019	June 30, 2020	July 2, 2019
Revenues:
The Cheesecake Factory restaurants	$241,068	$551,519	$729,539	$1,100,152
North Italia	13,759	-	44,271	-
Other FRC	12,208	-	47,791	-
Other	28,816	51,126	89,356	101,974
Total	$295,851	$602,645	$910,957	$1,202,126

(Loss)/income from operations:(1)
The Cheesecake Factory restaurants	$(26,951)	$73,610	$12,373	$139,549
North Italia	(4,405)	-	(76,491)	-
Other FRC	(5,212)	-	(75,176)	-
Other	(47,142)	(33,511)	(134,474)	(69,302)
Total	$(83,710)	$40,099	$(273,768)	$70,247

Preopening costs:
The Cheesecake Factory restaurants	$767	$1,956	$2,181	$3,437
North Italia	311	-	1,264	-
Other FRC	380	-	221	-
Other	639	219	1,550	868
Total	$2,097	$2,175	$5,216	$4,305

Depreciation and amortization:
The Cheesecake Factory restaurants	$16,867	$18,004	$34,144	$35,612
North Italia	901	-	1,866	-
Other FRC	814	-	2,015	-
Other	4,008	3,655	8,127	7,409
Total	$22,590	$21,659	$46,152	$43,021

(1) During the thirteen weeks ended June 30, 2020, the Company recorded impairment of assets and lease terminations expense of $2.4 million for one The Cheesecake Factory restaurant, which closed in July 2020. During the twenty-six weeks ended June 30, 2020, the Company recorded impairment of assets and lease terminations expense of $3.0 million for The Cheesecake Factory restaurants, $71.5 million for North Italia, $72.9 million for Other FRC and $46.8 million for Other.

The Cheesecake Factory restaurants operating information:
Comparable restaurant sales	(56.9)%	1.0%	(35.0)%	1.2%
Restaurants opened during period	-	1	-	1
Restaurants open at period-end	206	202	206	202
Restaurant operating weeks	2,640	2,624	5,314	5,237

North Italia operating information:
Comparable restaurant sales	(59.0)%	-	(17.0)%	-
Restaurants opened during period	-	-	1	-
Restaurants open at period-end	23	-	23	-
Restaurant operating weeks	261	-	551	-

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	-	-	-	-
Restaurants open at period-end	25	-	25	-
Restaurant operating weeks	221	-	534	-

Other operating information:(2)
Restaurants opened during period	-	-	1	-
Restaurants open at period-end	40	-	40	-
Restaurant operating weeks	313	-	805	-

Number of company-owned restaurants:
The Cheesecake Factory	206
North Italia	23
Other FRC	25
Other	40
Total	294

Number of international-licensed restaurants:
The Cheesecake Factory	26

(1) The Other FRC segment includes all FRC brands except Flower Child.
(2) The Other segment includes the Flower Child, Grand Lux Cafe, RockSugar Southeast Asian Kitchen and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses.

Selected Consolidated Balance Sheet Information	June 30, 2020	December 31, 2019
Cash and cash equivalents	$250,155	$58,416
Long-term debt	376,000	290,000

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net (loss)/income and if-converted net (loss)/income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net (loss)/income and diluted net (loss)/income per share the impact of items the Company does not consider indicative of its ongoing operations. To reflect the potential impact of the conversion of the Company’s convertible preferred stock into common stock, the Company excludes the preferred dividend and direct and incremental preferred stock issuance costs, and assumes all convertible preferred shares convert to common stock. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated
Reconciliation of Non-GAAP Financial Measures
(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended
	June 30, 2020	July 2, 2019	June 30, 2020	July 2, 2019
Net (loss)/income available to common stockholders (GAAP)	$(70,490)	$35,510	$(206,653)	$62,494
Dividends on preferred stock	3,694	-	3,694	-
Direct and incremental preferred stock issuance costs	10,257	-	10,257	-
COVID-19 related costs(1)	11,730	-	15,020	-
Impairment of assets and lease terminations(2)	2,433	-	194,329	-
Acquisition-related costs(3)	1,068	-	2,304	-
Acquisition-related contingent consideration, compensation and amortization expenses(4)	(965)	-	(5,431)	-
Loss on investment in unconsolidated affiliates(5)	-	1,643	-	3,093
Tax effect of adjustments(6)	(3,710)	(427)	(53,618)	(804)
Adjusted net (loss)/income (non-GAAP)	$(45,983)	$36,726	$(40,098)	$64,783

Diluted net (loss)/income per common share (GAAP)	$(1.61)	$0.79	$(4.72)	$1.39
Dividends on preferred stock	0.07	-	0.07	-
Direct and incremental preferred stock issuance costs	0.19	-	0.19	-
Assumed impact of potential conversion of preferred stock into common stock(7)	0.27	-	0.80	-
COVID-19 related costs	0.22	-	0.28	-
Impairment of assets and lease terminations	0.05	-	3.68	-
Acquisition-related costs	0.02	-	0.04	-
Acquisition-related contingent consideration, compensation and amortization expenses	(0.02)	-	(0.10)	-
Loss on investment in unconsolidated affiliates	-	0.04	-	0.07
Tax effect of adjustments	(0.07)	(0.01)	(1.02)	(0.02)
Adjusted if-converted net (loss)/income per share (non-GAAP)(8)	$(0.87)	$0.82	$(0.76)	$1.44

(1) Represents incremental costs associated with COVID-19 including healthcare benefits and other expenses associated with furloughed staff memebers. These costs were primarily recorded in cost of sales, labor expenses and other operating costs and expenses on the consolidated statements of income.
(2) Includes $2.4 million of impairment of assets and lease terminations expense in the thirteen weeks and twenty-six weeks ended June 30, 2020 related to a lease termination for one The Cheesecake Factory restaurant, which closed in July 2020, and $191.9 million in the twenty-six weeks ended June 30, 2020 related to impairment of goodwill, trade names, trademarks and licensing agreements associated with the North Italia and FRC acquisition, as well as impairment of long-lived assets for one The Cheesecake Factory, one North Italia, two Other FRC and four Other restaurants.
(3) Represents costs incurred to effect and integrate the North and FRC acquisition.
(4) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.
(5) Represents the Company's share of pre-acquisition losses incurred by North Italia and Flower Child.
(6) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for fiscal 2020 and 2019.
(7) Represents the impact of assuming the conversion of preferred stock into common stock (8,996,851 shares), resulting in an assumption of 52,871,297 and 52,820,673 weighted-average shares outstanding on an if-converted basis, respectively, for the thirteen weeks and twenty-six weeks ended June 30, 2020.
(8) Adjusted if-converted net (loss)/income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100